Colorado Satelllte Broadcasting Inc-, T70112100-01 Final
                                           Service Description Amend One 2-07-02
                                                                     Page I of 2

                                 TT0112100 - 01

                                  AMENDMENT ONE

                                     TO THE

                                AGREEMENT BETWEEN

                      COLORADO SATELLITE BROADCASTING INC.

                                       AND

LORAL SKYNET(R)

CONCERNING SKYNET(R) SPACE SEGMENT SERVICE

On this 7th day of February, 2002, this amendment number one ("Amendment 1") is made to the Agreement between Colorado Satellite Broadcasting Inc., a corporation organized and existing under the laws of the State of Colorado and having its primary place of business at 7007 Winchester Circle, Suite 200, Boulder, CO 80301 (hereinafter referred to as "CUSTOMER", which expression shall include its successors and permitted assigns) and Loral SpaceCom Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A., doing business as Loral Skynet, and having a place of business at 500 Hills Drive, Bediminster, New Jersey 07921 (hereinafter referred to as "SKYNET", which expression shall include its successors and permitted assigns).

                                   WITNESSETH:

WHEREAS, on January 24, 2002, CUSTOMER and SKYNET entered into Agreement for SKYNET Space Segment Service on Telstar 7; and

WHEREAS,  CUSTOMER. and SKYNET now desire to amend the aforementioned Agreement:

NOW, THEREFORE, CUSTOMER and SKYNET, in consideration of the mutual covenants expressed hereto, agree as follows:

SECTION I.I OF THE AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:


I.I SKYNET offers and CUSTOMER hereby orders C-Band, Preemtible satellite space segment service from February 1, 2002 through January31, 2005 consisting of 9.5 MHz of total bandwidth allocation (bandwidth and associated power). Such service will be provided on a



      SKYNET(R) is a registered trademark of Loral SpaceCom Corporation


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                        Colorado Satellite Broadcasting Inc, -T70112100-0- Final
                                            Service Description Amend One 2-0%02
                                                                     Page 2 of 2

full-time basis via the Telstar 7 satellite and will consist of Tracking, Telemetry and Control ("TT&C") and maintenance of the satellite used to provide the space segment capacity." :

SECTION 2 OF THE AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

2.   RATE AND TERM OF SERVICE

CUSTOMER shall pay a monthly rate for the Service in accordance with Paragraph 2 of the General Terms and Conditions.

Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment I as of the: day and year first above written, and agree to the terms and conditions set forth herein.


COLORADO SATELLITE        DIVISION OF
BROADCASTING INC.         LORAL SPACECOM
LORAL SKYNET              CORPORATION
                          Title: Director, Supplier Relations
                          & Customer Contacts



                            LORAL SKYNET PROPRIETARY